Exhibit 5(c)

March 23, 2006

Entergy Louisiana, LLC
446 North Boulevard
Baton Rouge, Louisiana 70802

Ladies and Gentlemen:

We have acted as local Texas counsel for Entergy Louisiana, LLC, a Texas limited liability company (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $400,000,000 in aggregate principal amount of First Mortgage Bonds of the Company (the "Bonds") and Debt Securities of the Company (the "Debt Securities"), each to be issued in one or more new series, and for the qualification under the Trust Indenture Act of 1939, as amended, of the Mortgage and Deed of Trust of the Company dated as of April 1, 1944, as heretofore amended and supplemented and as proposed to be further amended and supplemented (the "Mortgage"), under which the Bonds are to be issued, and of the Indenture for Unsecured Debt Securities of the Company under which the Debt Securities are to be issued (the "Indenture").

We, as your special Texas counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purposes of rendering this opinion. As to certain factual matters material to the opinions hereinafter expressed, we have relied, where such reliance is reasonable, upon representations contained in certificates of the Company or its officers and/or directors, on certificates of public officials, and on representations made by the Company in the Registration Statement.

Subject to the qualifications hereinafter expressed, we are of the following opinions:

(1) The Company is a limited liability company duly organized and validly existing under the laws of the State of Texas.

(2) The Bonds, when issued and delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement, will be legally issued and will be binding obligations of the Company and will be entitled to the benefit of the security in Texas afforded by the Mortgage.

(3) The Debt Securities, when issued and delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement, will be legally issued and will be binding obligations of the Company.

For purposes of the opinions expressed above, we have assumed (a) that the Bonds and the Debt Securities each will be issued and delivered in compliance with appropriate action with regard to the issuance of the Bonds and the Debt Securities, respectively, by and before the Federal Energy Regulatory Commission and any other applicable regulatory body, (b) that the Bonds and the Debt Securities each will be issued and delivered in compliance with the due authorization of and in accordance with the terms set by the Board of Directors of the Company or, if applicable, the Executive Committee thereof, and (c) that the Indenture will be executed and delivered in compliance with the due authorization of (i) the Company's Board of Directors or, if applicable, the Executive Committee thereof and (ii) the Indenture Trustee named therein.

We have reviewed the statements in the Registration Statement under the caption "Description of the First Mortgage Bonds - Security," and such statements as to matters of Texas law and legal conclusions under Texas law as are made in the Registration Statement on our authority as experts. Insofar as such statements relate to matters of Texas law and legal conclusions under Texas law, they are true and correct and fairly describe the matters covered thereby, and there are no omissions in such statements of any material fact required to be stated therein or necessary to make such statements not misleading.

This opinion is limited to the laws of the States of Texas, Louisiana, and New York and of the United States of America. To the extent that our opinions relate to or are dependent upon matters governed by the laws of New York, we have relied upon the opinion of Thelen Reid & Priest LLP, which is being filed as Exhibit 5(b) to the Registration Statement. To the extent that our opinions relate to or are dependent upon matters governed by the laws of Louisiana, we have relied upon the opinion of Dawn A. Abuso, Senior Counsel - Corporate and Securities of Entergy Services, Inc., which is being filed as Exhibit 5(a) to the Registration Statement.

We express no opinion except as explicitly provided herein, and our opinions are based as of the date hereof and are based, in each case, upon existing laws and regulations effective as of the date hereof and assume the application of such laws and regulations to events that may occur after the date of this letter. We undertake no obligation (a) to advise you of changes that may come to our attention or that become effective after the date hereof or (b) to withdraw, reissue, or supplement the opinions expressed herein as a result of any subsequent change to relevant facts or applicable law or any discovery by us that any assumption or factual conclusion set forth in this letter was incorrect as of the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5(c) to the Registration Statement and to the references to our firm in the Registration Statement and in the prospectus contained therein. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is rendered to you solely in connection with the above-described matters. This opinion may not be relied on by you for any other purpose or relied on or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Clark, Thomas & Winters, A Professional Corporation